Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Second Quarter Results:

•                  Net sales of $730.4 million.

•                  Adjusted EBITDA of $125.3 million.

•                  As reported EPS from continuing operations of $0.01 vs. $0.98.

•                  As adjusted EPS from continuing operations of $0.13 vs. $0.65.

•                  Free cash flow of $66.4 million.

Princeton, New Jersey; July 29, 2009 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced results for the second quarter of 2009, as compared to the same period last year.

Commenting on the second quarter results, Seifi Ghasemi, Chairman and Chief Executive Officer, said, “During the second quarter of 2009, we were successful in achieving several key objectives.  First, our intense focus on controlling and cutting our costs which was started a year and a half ago enabled us to achieve an Adjusted EBITDA margin of 17.2 percent, despite a 20.9 percent drop in net sales versus the second quarter of 2008.  It is particularly noteworthy that the Adjusted EBITDA margin in Advanced Ceramics was restored to 26.9 percent and Specialty Chemicals maintained its Adjusted EBITDA margin of 24.3 percent despite a significant drop in net sales.  Protecting our margins has always been a key priority for Rockwood, and it is encouraging to see that our organization and people have the strength, commitment and flexibility to deliver this level of profitability during the current global downturn.

“Second, one of the key strengths of Rockwood’s portfolio is its ability to deliver significant free cash flow from operations.  During the second quarter, we generated $66.4 million of free cash.

“Finally, we recently completed several financing actions in support of our long-term strategy.  This included the repurchase at a discount of approximately $138 million in aggregate principal amount of Euro-denominated bonds and the completion of a major amendment to our senior secured credit facility which redefined the leverage ratio for covenant calculations.  We also extended the maturity of $1.2 billion of our senior secured debt from 2012 to 2014 and $130 million of availability under our revolving credit facility from 2010 to 2012, and expect to extend an additional $50 million of availability under our revolving credit facility.

“With the above accomplishments in place, we have a solid foundation to move forward and implement our long-term strategy.”

The highlights for the second quarter are as follows:

•                  Net sales were $730.4 million for the second quarter of 2009, down 20.9% compared to $923.2 million for the same period in the prior year.  Net sales were $1,390.4 million for the six months ended June 30, 2009, down 21.3% compared to $1,767.0 million for the same period in the prior year.

•                  Adjusted EBITDA from continuing operations was $125.3 million for the second quarter of 2009, down 28.4% compared to $175.1 million for the same period in the prior year.  Adjusted EBITDA from continuing operations was $234.5 million for the six months ended June 30, 2009, down 31.9% compared to $344.3 million for the same period in the prior year.

•                  On a constant-currency basis, net sales and Adjusted EBITDA from continuing operations were down 13.1% and 21.9%, respectively, for the second quarter of 2009, and were down 13.2% and 25.4%, respectively, for the six months ended June 30, 2009.

•                  Net income from continuing operations attributable to Rockwood Holdings, Inc. for the second quarter of 2009 was $0.6 million, including after-tax net non-recurring and other special charges of $8.8 million.  Net income from continuing operations attributable to Rockwood Holdings, Inc. for the second quarter of 2008 was $75.6 million, including income of $25.7 million related to after-tax net non-recurring and other special items primarily related to mark-to-market valuation gains on interest rate hedging instruments.

Net loss from continuing operations attributable to Rockwood Holdings, Inc. for the six months ended June 30, 2009 was $3.2 million, including after-tax net non-recurring and other special charges of $10.8 million.  Net income from continuing operations attributable to Rockwood Holdings, Inc. for the six months ended June 30, 2008 was $104.3 million, including income of $9.0 million related to after-tax net non-recurring and other special items.

•                  Diluted earnings per share from continuing operations for the second quarter of 2009 were $0.01, including after-tax net non-recurring and other special charges of $0.12.  Excluding net non-recurring and other special charges, diluted earnings per share were $0.13 in the second quarter of 2009.  Diluted earnings per share from continuing operations for the second quarter of 2008 were $0.98, including income of $0.33 related to after-tax net non-recurring and other special items.  Excluding net non-recurring and other special items, diluted earnings per share from continuing operations were $0.65 in the second quarter of 2008.

Diluted loss per share from continuing operations for the six months ended June 30, 2009 was $0.04, including after-tax net non-recurring and other special charges of $0.14.  Excluding net non-recurring and other special charges, diluted earnings per share from continuing operations were $0.10 for the six months ended June 30, 2009.  Diluted earnings per share from continuing operations for the six months ended June 30, 2008 were $1.36, including income of $0.12 related to after-tax net non-recurring and other special items.  Excluding net non-recurring and other special items, diluted earnings per share from continuing operations were $1.24 in the six months ended June 30, 2008.

Commenting on the outlook, Mr. Ghasemi said “Although it is very difficult to predict the course of the global economy, we believe, based on what we have seen recently, that demand for our products has stabilized at current levels.  We do not, however, see any clear signs of significant improvement.  Therefore, as we move forward, we will continue to focus on items we can control, such as reducing costs at all levels, improving productivity and conserving cash by controlling working capital and capital expenditures.  We should continue to benefit from these actions in the months ahead.”

Second quarter results, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Net sales and Adjusted EBITDA decreased 29.6% and 30.0%, respectively.

•                  In our Fine Chemicals business, lower volumes were partially offset by higher selling prices.

•                  In our Surface Treatment business, lower volumes, particularly in general industrial and automotive applications, were partially offset by higher selling prices, cost control measures and the impact of a bolt-on acquisition.

•                  Performance Additives:  Net sales and Adjusted EBITDA decreased 25.7% and 40.1%, respectively.

•                  Results were negatively impacted primarily by lower volumes of construction-related products in our Color Pigments and Services and Timber Treatment Chemicals businesses and lower volumes in our Clay-based Additives business.

•                  Higher selling prices, cost control measures and the impact of a bolt-on acquisition had a favorable impact on results.

•                  Titanium Dioxide Pigments:  Net sales and Adjusted EBITDA increased 32.2% and 38.3%, respectively.  However, net sales and Adjusted EBITDA declined significantly excluding the impact of the venture that was completed in September 2008.

•                  Lower volumes for titanium dioxide and functional additives had a negative effect on results.

•                  Adjusted EBITDA was positively impacted by cost control measures, as well as lower raw material and energy costs.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA decreased 33.2% and 41.9%, respectively.

•                  Lower volumes in all applications, except medical, were partially offset by the impact of a bolt-on acquisition and cost control measures.

•                  Specialty Compounds:  Net sales and Adjusted EBITDA decreased 29.5% and 11.9%, respectively.

•                  Results were down primarily from lower volumes in most applications, particularly in wire and cable.

•                  Lower raw material costs had a favorable impact on Adjusted EBITDA.

•                  Corporate and other:   Corporate costs were down due to lower compensation-related costs and lower professional fees, as well as other cost control measures.  Also, corporate costs were favorably impacted by the reversal of certain long-term incentive compensation accruals related to performance targets that are no longer expected to be achieved.

•                  Other Items:

•                  Restructuring and other severance costs of $4.0 million were recorded in the second quarter of 2009 primarily related to headcount reductions throughout the Company.

•                  Interest expense increased $19.2 million in the second quarter of 2009 compared to the same period in the prior year.  The second quarter of 2009 and 2008 included non-cash gains of $12.2 million and $34.0 million, respectively, representing the movement in the mark-to-market valuation of our interest rate hedges.  Excluding the impact of these gains, interest expense decreased $2.6 million primarily due to lower interest rates and debt repayments, partially offset by debt incurred during 2008 related to the Titanium Dioxide Pigments venture with Kemira.

•                  Loss on early extinguishment of debt, net.  In the second quarter of 2009, we recorded a loss on early extinguishment of debt, net of $27.9 million related to the following:

•                  As previously discussed, we amended our senior secured credit facility on June 15, 2009.  As a result, we wrote off $17.7 million of deferred financing costs and expensed $11.1 million of lender fees incurred in connection with this amendment.

•                  We repurchased $137.7 million in principal of our Euro-denominated senior subordinated notes due in 2014, for which we recorded a net gain of $0.9 million.

•                  Foreign exchange gain of $16.5 million for the second quarter of 2009 was primarily due to the impact of the stronger pound sterling as of June 30, 2009 versus March 31, 2009, in connection with non-operating Euro-denominated transactions.

•                  Income taxes.  The effective tax rate for the second quarter of 2009 was negatively impacted by domestic tax losses that were not tax benefitted and by $6.6 million in domestic tax charges allocated from other comprehensive income.

•                  Free cash flow was an inflow of $66.4 million for the second quarter of 2009. This amount consisted of net cash provided by operating activities of $86.1 million plus non-recurring items and other, net of $16.5 million, less capital expenditures, net of

$36.2 million. Free cash flow was an inflow of $85.3 million for the six months ended June 30, 2009.

•                  Net debt, which is total debt less cash and cash equivalents, was $2,306.7 million as of June 30, 2009 compared to $2,342.5 million as of December 31, 2008.  The decrease in net debt was primarily due to the cash flow generated from our operations in the first half of 2009.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the second quarter ended June 30, 2009, on Wednesday, July 29, 2009 at 11:00 am Eastern Daylight Time.  The dial-in number to access the conference call in the U.S. is (888) 428-4472 and the international dial-in number is (612) 288-0337.  No access code is needed for either call.  A replay of the conference call will be available through August 12, 2009 at (800) 475-6701 in the U.S., access code: 105662, and internationally at (320) 365-3844, access code: 105662.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call.  The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and net income (loss)/diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income attributable to Rockwood Holdings, Inc. as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options vest (as both such bonuses and options are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income attributable to Rockwood Holdings, Inc. to Adjusted EBITDA is contained in the press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity.  Our presentation of free cash flow is defined as net cash from operating activities from continuing operations, plus non-recurring items and other, net less capital expenditures, net (includes proceeds on the sale of property, plant and equipment and excludes sales of property, plant and equipment related to sales of businesses).  Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Neither net income (loss) from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items nor diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is intended to be an alternative for net income (loss) or diluted earnings (loss) per share.  Management believes that net income (loss) and diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein.  These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,000 people and annual net sales of approximately $3.0 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2008 Form 10-K on file with the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net sales	$730.4	$923.2	$1,390.4	$1,767.0
Cost of products sold	527.2	639.9	1,005.1	1,211.2
Gross profit	203.2	283.3	385.3	555.8

Selling, general and administrative expenses	151.0	175.8	296.1	342.4
Restructuring and other severance costs	4.0	1.5	11.8	2.3
Loss on sale of assets and other	—	0.8	0.1	0.9
Operating income	48.2	105.2	77.3	210.2

Other expenses, net:
Interest expense (a)	(28.9)	(9.7)	(78.6)	(83.4)
Interest income	0.4	1.4	0.8	3.6
Loss on early extinguishment of debt, net	(27.9)	—	(25.7)	—
Foreign exchange gain (loss), net	16.5	(0.8)	10.9	14.3
Other, net	0.3	0.1	0.4	0.5
Other expenses, net	(39.6)	(9.0)	(92.2)	(65.0)

Income (loss) from continuing operations before taxes	8.6	96.2	(14.9)	145.2
Income tax provision (benefit)	10.6	20.6	(6.1)	40.3
(Loss) income from continuing operations	(2.0)	75.6	(8.8)	104.9
Income from discontinued operations, net of tax	1.1	2.4	3.4	1.4
Net (loss) income	(0.9)	78.0	(5.4)	106.3
Net loss (income) attributable to noncontrolling interest	2.6	—	5.6	(0.6)
Net income attributable to Rockwood Holdings, Inc.	$1.7	$78.0	$0.2	$105.7

Amounts attributable to Rockwood Holdings, Inc.:
Income (loss) from continuing operations	$0.6	$75.6	$(3.2)	$104.3
Income from discontinued operations	1.1	2.4	3.4	1.4
Net income	$1.7	$78.0	$0.2	$105.7

Basic earnings (loss) per share attributable to Rockwood Holdings, Inc.:
Earnings (loss) from continuing operations	$0.01	$1.02	$(0.04)	$1.41
Earnings from discontinued operations	0.01	0.04	0.04	0.02
Basic earnings per share	$0.02	$1.06	$—	$1.43

Diluted earnings (loss) per share attributable to Rockwood Holdings, Inc.:
Earnings (loss) from continuing operations	$0.01	$0.98	$(0.04)	$1.36
Earnings from discontinued operations	0.01	0.03	0.04	0.02
Diluted earnings per share	$0.02	$1.01	$—	$1.38

Weighted average number of basic shares outstanding	74,082	73,933	74,073	73,916

Weighted average number of diluted shares outstanding	74,347	77,019	74,073	76,870

(a) Interest expense includes:
Interest expense on debt	$(38.9)	$(41.3)	$(76.6)	$(81.9)
Mark-to-market gains on interest rate swaps	12.2	34.0	2.6	3.2
Deferred financing costs	(2.2)	(2.4)	(4.6)	(4.7)
Total	$(28.9)	$(9.7)	$(78.6)	$(83.4)

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$203.0	$468.7
Accounts receivable, net	476.0	464.6
Inventories	543.6	641.0
Deferred income taxes	26.7	22.1
Prepaid expenses and other current assets	70.9	65.9
Total current assets	1,320.2	1,662.3
Property, plant and equipment, net	1,715.7	1,752.2
Goodwill	919.5	917.8
Other intangible assets, net	720.2	754.8
Deferred debt issuance costs, net of accumulated amortization of $7.5 and $39.2, respectively	28.2	39.1
Deferred income taxes	22.6	11.6
Other assets	37.3	39.5
Total assets	$4,763.7	$5,177.3
LIABILITIES
Current liabilities:
Accounts payable	$211.5	$260.8
Income taxes payable	1.4	4.1
Accrued compensation	61.4	92.6
Restructuring liability	11.9	18.9
Accrued expenses and other current liabilities	199.6	198.5
Deferred income taxes	8.6	9.0
Long-term debt, current portion	59.2	90.9
Total current liabilities	553.6	674.8
Long-term debt	2,450.5	2,720.3
Pension and related liabilities	358.2	352.0
Deferred income taxes	84.5	97.6
Other liabilities	186.1	191.6
Total liabilities	3,632.9	4,036.3
Restricted stock units	0.9	2.1
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 74,182 shares issued and 74,088 shares outstanding at June 30, 2009; 400,000 shares authorized, 74,155 shares issued and 74,061 shares outstanding at December 31, 2008)	0.7	0.7
Paid-in capital	1,165.9	1,163.5
Accumulated other comprehensive income	219.4	204.0
Accumulated deficit	(543.1)	(543.3)
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	841.5	823.5
Noncontrolling interest	288.4	315.4
Total equity	1,129.9	1,138.9
Total liabilities and equity	$4,763.7	$5,177.3

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Six months ended
	June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(5.4)	$106.3
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(3.4)	(1.4)
Depreciation and amortization	137.0	125.0
Deferred financing costs amortization	4.6	4.7
Loss on early extinguishment of debt, net (a)	25.7	—
Foreign exchange gain, net	(10.9)	(14.3)
Fair value adjustment of derivatives	(2.6)	(3.2)
Bad debt provision	0.4	1.0
Stock-based compensation	1.5	4.1
Deferred income taxes	(16.7)	16.7
Loss on sale of assets and other	0.1	0.4
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(6.5)	(90.0)
Inventories	100.4	(14.7)
Prepaid expenses and other assets	(3.2)	7.8
Accounts payable	(40.7)	(13.1)
Income taxes payable	(3.3)	(0.1)
Accrued expenses and other liabilities	(41.1)	(8.8)
Net cash provided by operating activities of continuing operations	135.9	120.4
Net cash provided in operating activities of discontinued operations	—	3.3
Net cash provided by operating activities	135.9	123.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, including transaction fees paid, net of cash acquired	(0.3)	(11.4)
Post closing purchase price consideration	—	29.1
Capital expenditures, excluding capital leases	(81.2)	(104.2)
Proceeds on sale of assets	6.8	2.9
Net cash used in investing activities of continuing operations	(74.7)	(83.6)
Net cash used in investing activities of discontinued operations	(0.4)	(4.9)
Net cash used in investing activities	(75.1)	(88.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	—	1.4
Prepayment of 2014 Notes	(146.8)	—
Prepayment of senior secured debt	(102.3)	—
Repayment of senior secured debt	(36.8)	(33.5)
Payments on other long-term debt	(5.4)	(5.6)
Deferred financing costs	(13.7)	(3.0)
Fees related to early extinguishment of debt	(8.3)	—
Loan from Viance joint venture noncontrolling shareholder	2.0	—
Contractual advance to Titanium Dioxide Pigments venture noncontrolling shareholder	(1.3)	—
Distribution to noncontrolling shareholder	—	(2.9)
Net cash used in financing activities of continuing operations	(312.6)	(43.6)
Net cash used in financing activities of discontinued operations	—	—
Net cash used in financing activities	(312.6)	(43.6)
Effect of exchange rate changes on cash and cash equivalents	(13.9)	(0.2)
Net decrease in cash and cash equivalents	(265.7)	(8.6)
Cash and cash equivalents of continuing operations, beginning of period	468.7	350.1
Cash and cash equivalents of continuing operations, end of period	$203.0	$341.5

(a) Includes the write-off of deferred financing costs of $20.9 and fees related to the early extinguishment of debt of $11.1, partially offset by a gain on the prepayment of the 2014 Notes of $6.3.

Supplemental disclosures of cash flow information:
Interest paid	$78.5	$82.8
Income taxes paid, net of refunds	$14.8	$23.6
Non-cash investing activities:
Acquisition of capital equipment	$12.3	$8.4
Fees related to early extinguishment of debt	$3.7	$—

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Three Months Ended
	June 30,
($ in millions)	2009	2008	% Change
Specialty Chemicals	$236.2	$335.5	(29.6)%
Performance Additives	180.1	242.3	(25.7)
Titanium Dioxide Pigments	164.3	124.3	32.2
Advanced Ceramics	97.1	145.3	(33.2)
Specialty Compounds	51.6	73.2	(29.5)
Corporate and other	1.1	2.6	(57.7)
Total (a)	$730.4	$923.2	(20.9)%

	Adjusted EBITDA
	Three Months Ended
	June 30,
($ in millions)	2009	2008	% Change
Specialty Chemicals	$57.5	$82.1	(30.0)%
Performance Additives	22.3	37.2	(40.1)
Titanium Dioxide Pigments	19.5	14.1	38.3
Advanced Ceramics	26.1	44.9	(41.9)
Specialty Compounds	8.9	10.1	(11.9)
Corporate and other	(9.0)	(13.3)	32.3
Adjusted EBITDA from continuing operations	125.3	175.1	(28.4)
Discontinued operations - Pool and Spa Chemicals	—	3.2	(100.0)
Total Adjusted EBITDA	$125.3	$178.3	(29.7)%

(a) Excludes net sales of $22.3 million for the three months ended June 30, 2008, from the Pool and Spa Chemicals business that was sold in October 2008. The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Six Months Ended
	June 30,
($ in millions)	2009	2008	% Change
Specialty Chemicals	$461.5	$647.2	(28.7)%
Performance Additives	335.4	453.6	(26.1)
Titanium Dioxide Pigments	303.3	240.2	26.3
Advanced Ceramics	185.0	278.5	(33.6)
Specialty Compounds	102.7	142.2	(27.8)
Corporate and other	2.5	5.3	(52.8)
Total (a)	$1,390.4	$1,767.0	(21.3)%

	Adjusted EBITDA
	Six Months Ended
	June 30,
($ in millions)	2009	2008	% Change
Specialty Chemicals	$107.8	$162.6	(33.7)%
Performance Additives	42.9	70.9	(39.5)
Titanium Dioxide Pigments	41.0	36.3	12.9
Advanced Ceramics	43.9	83.4	(47.4)
Specialty Compounds	16.7	18.8	(11.2)
Corporate and other	(17.8)	(27.7)	35.7
Adjusted EBITDA from continuing operations	234.5	344.3	(31.9)
Discontinued operations - Pool and Spa Chemicals	—	2.4	(100.0)
Total Adjusted EBITDA	$234.5	$346.7	(32.4)%

(a) Excludes net sales of $32.5 million for the six months ended June 30, 2008, from the Pool and Spa Chemicals business that was sold in October 2008. The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	June 30,		Total	Total
($ in millions)	2009	2008	Change in $	Change in %
Net Sales:
Specialty Chemicals	$236.2	$335.5	$(99.3)	(29.6)%
Performance Additives	180.1	242.3	(62.2)	(25.7)
Titanium Dioxide Pigments	164.3	124.3	40.0	32.2
Advanced Ceramics	97.1	145.3	(48.2)	(33.2)
Specialty Compounds	51.6	73.2	(21.6)	(29.5)
Corporate and other	1.1	2.6	(1.5)	(57.7)
Total	$730.4	$923.2	$(192.8)	(20.9)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(26.3)	$(73.0)	(21.8)%
Performance Additives	(15.1)	(47.1)	(19.4)
Titanium Dioxide Pigments	(13.4)	53.4	43.0
Advanced Ceramics	(12.1)	(36.1)	(24.8)
Specialty Compounds	(4.7)	(16.9)	(23.1)
Corporate and other	(0.2)	(1.3)	(50.0)
Total	$(71.8)	$(121.0)	(13.1)%

	Three Months Ended
	June 30,		Total	Total
($ in millions)	2009	2008	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$57.5	$82.1	$(24.6)	(30.0)%
Performance Additives	22.3	37.2	(14.9)	(40.1)
Titanium Dioxide Pigments	19.5	14.1	5.4	38.3
Advanced Ceramics	26.1	44.9	(18.8)	(41.9)
Specialty Compounds	8.9	10.1	(1.2)	(11.9)
Corporate and other	(9.0)	(13.3)	4.3	32.3
Adjusted EBITDA from continuing operations	125.3	175.1	(49.8)	(28.4)
Discontinued operations - Pool and Spa Chemicals	—	3.2	(3.2)	(100.0)
Total Adjusted EBITDA	$125.3	$178.3	$(53.0)	(29.7)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(4.3)	$(20.3)	(24.7)%
Performance Additives	(2.0)	(12.9)	(34.7)
Titanium Dioxide Pigments	(1.4)	6.8	48.2
Advanced Ceramics	(3.6)	(15.2)	(33.9)
Specialty Compounds	(0.5)	(0.7)	(6.9)
Corporate and other	0.4	3.9	29.3
Adjusted EBITDA from continuing operations	(11.4)	(38.4)	(21.9)
Discontinued operations - Pool and Spa Chemicals	—	(3.2)	(100.0)
Total Adjusted EBITDA	$(11.4)	$(41.6)	(23.3)%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Six Months Ended
	June 30,		Total	Total
($ in millions)	2009	2008	Change in $	Change in %
Net Sales:
Specialty Chemicals	$461.5	$647.2	$(185.7)	(28.7)%
Performance Additives	335.4	453.6	(118.2)	(26.1)
Titanium Dioxide Pigments	303.3	240.2	63.1	26.3
Advanced Ceramics	185.0	278.5	(93.5)	(33.6)
Specialty Compounds	102.7	142.2	(39.5)	(27.8)
Corporate and other	2.5	5.3	(2.8)	(52.8)
Total	$1,390.4	$1,767.0	$(376.6)	(21.3)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(54.4)	$(131.3)	(20.3)%
Performance Additives	(30.0)	(88.2)	(19.4)
Titanium Dioxide Pigments	(24.3)	87.4	36.4
Advanced Ceramics	(23.4)	(70.1)	(25.2)
Specialty Compounds	(11.0)	(28.5)	(20.0)
Corporate and other	(0.4)	(2.4)	(45.3)
Total	$(143.5)	$(233.1)	(13.2)%

	Six Months Ended
	June 30,		Total	Total
($ in millions)	2009	2008	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$107.8	$162.6	$(54.8)	(33.7)%
Performance Additives	42.9	70.9	(28.0)	(39.5)
Titanium Dioxide Pigments	41.0	36.3	4.7	12.9
Advanced Ceramics	43.9	83.4	(39.5)	(47.4)
Specialty Compounds	16.7	18.8	(2.1)	(11.2)
Corporate and other	(17.8)	(27.7)	9.9	35.7
Adjusted EBITDA from continuing operations	234.5	344.3	(109.8)	(31.9)
Discontinued operations - Pool and Spa Chemicals	—	2.4	(2.4)	(100.0)
Total Adjusted EBITDA	$234.5	$346.7	$(112.2)	(32.4)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(8.2)	$(46.6)	(28.7)%
Performance Additives	(3.7)	(24.3)	(34.3)
Titanium Dioxide Pigments	(3.7)	8.4	23.1
Advanced Ceramics	(6.2)	(33.3)	(39.9)
Specialty Compounds	(1.2)	(0.9)	(4.8)
Corporate and other	0.8	9.1	32.9
Adjusted EBITDA from continuing operations	(22.2)	(87.6)	(25.4)
Discontinued operations - Pool and Spa Chemicals	—	(2.4)	(100.0)
Total Adjusted EBITDA	$(22.2)	$(90.0)	(26.0)%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended June 30, 2009

Income (loss) from continuing operations before taxes	$13.1	$(5.2)	$(4.3)	$(2.7)
Interest expense	15.6	7.2	4.9	8.3
Interest income	(0.5)	0.1	(0.1)	(0.1)
Depreciation and amortization	17.8	15.4	18.8	12.8
Restructuring and other severance costs	0.5	1.7	(0.1)	1.7
Systems/organization establishment expenses	0.1	0.6	0.3	0.1
Loss on early extinguishment of debt, net	10.1	2.2	—	6.6
Foreign exchange (gain) loss, net	(1.3)	0.1	—	(0.6)
Other	2.1	0.2	—	—
Total Adjusted EBITDA	$57.5	$22.3	$19.5	$26.1

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended June 30, 2009

Income (loss) from continuing operations before taxes	$3.2	$4.5	$8.6
Interest expense	2.3	(9.4)	28.9
Interest income	—	0.2	(0.4)
Depreciation and amortization	2.6	1.5	68.9
Restructuring and other severance costs	0.1	0.1	4.0
Systems/organization establishment expenses	—	(0.1)	1.0
Loss on early extinguishment of debt, net	0.7	8.3	27.9
Foreign exchange (gain) loss, net	—	(14.7)	(16.5)
Other	—	0.6	2.9
Total Adjusted EBITDA	$8.9	$(9.0)	$125.3

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended June 30, 2008

Income (loss) from continuing operations before taxes	$51.5	$10.0	$(8.4)	$24.1
Interest expense	13.6	7.5	8.9	9.2
Interest income	(1.2)	0.1	—	(0.1)
Depreciation and amortization	17.1	17.0	12.8	11.9
Restructuring and other severance costs	0.2	1.0	—	0.3
Systems/organization establishment expenses	0.5	1.5	—	0.1
Acquisition and disposal costs	—	—	—	—
Inventory write-up charges	0.1	—	—	—
Loss on sale of assets and other	—	—	0.8	—
Foreign exchange loss (gain), net	0.3	(0.2)	—	(0.6)
Other	—	0.3	—	—
Adjusted EBITDA from continuing operations	82.1	37.2	14.1	44.9
Discontinued operations - Pool and Spa Chemicals	—	3.2	—	—
Total Adjusted EBITDA	$82.1	$40.4	$14.1	$44.9

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended June 30, 2008

Income (loss) from continuing operations before taxes	$4.7	$14.3	$96.2
Interest expense	2.3	(31.8)	9.7
Interest income	(0.1)	(0.1)	(1.4)
Depreciation and amortization	2.8	1.9	63.5
Restructuring and other severance costs	—	—	1.5
Systems/organization establishment expenses	0.1	—	2.2
Acquisition and disposal costs	0.3	0.4	0.7
Inventory write-up charges	—	—	0.1
Loss on sale of assets and other	—	—	0.8
Foreign exchange loss (gain), net	—	1.3	0.8
Other	—	0.7	1.0
Adjusted EBITDA from continuing operations	10.1	(13.3)	175.1
Discontinued operations - Pool and Spa Chemicals	—	—	3.2
Total Adjusted EBITDA	$10.1	$(13.3)	$178.3

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Six months ended June 30, 2009

Income (loss) from continuing operations before taxes	$26.3	$(10.6)	$(11.7)	$(9.5)
Interest expense	30.6	14.3	14.9	16.3
Interest income	(0.7)	0.2	(0.3)	(0.1)
Depreciation and amortization	36.6	30.5	36.7	24.7
Restructuring and other severance costs	2.1	4.6	—	4.8
Systems/organization establishment expenses	0.4	1.1	1.4	0.2
Loss on early extinguishment of debt, net	10.5	2.2	—	6.9
Loss on sale of assets and other	0.1	—	—	—
Foreign exchange (gain) loss, net	(0.6)	0.1	—	0.6
Other	2.5	0.5	—	—
Total Adjusted EBITDA	$107.8	$42.9	$41.0	$43.9

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Six months ended June 30, 2009

Income (loss) from continuing operations before taxes	$6.0	$(15.4)	$(14.9)
Interest expense	4.6	(2.1)	78.6
Interest income	—	0.1	(0.8)
Depreciation and amortization	5.3	3.2	137.0
Restructuring and other severance costs	0.1	0.2	11.8
Systems/organization establishment expenses	—	—	3.1
Loss on early extinguishment of debt, net	0.7	5.4	25.7
Loss on sale of assets and other	—	—	0.1
Foreign exchange (gain) loss, net	—	(11.0)	(10.9)
Other	—	1.8	4.8
Total Adjusted EBITDA	$16.7	$(17.8)	$234.5

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Six months ended June 30, 2008

Income (loss) from continuing operations before taxes	$104.2	$18.0	$(7.4)	$42.2
Interest expense	26.4	14.9	17.9	17.9
Interest income	(1.9)	0.1	—	(0.2)
Depreciation and amortization	33.2	33.9	25.0	23.8
Restructuring and other severance costs	0.2	1.6	—	0.5
Systems/organization establishment expenses	0.8	2.2	—	0.2
Acquisition and disposal costs	—	—	—	—
Inventory write-up charges	0.5	—	—	—
Loss on sale of assets and other	—	—	0.8	0.1
Foreign exchange gain, net	(0.3)	(0.2)	—	(1.1)
Other	(0.5)	0.4	—	—
Adjusted EBITDA from continuing operations	162.6	70.9	36.3	83.4
Discontinued operations - Pool and Spa Chemicals	—	2.4	—	—
Total Adjusted EBITDA	$162.6	$73.3	$36.3	$83.4

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Six months ended June 30, 2008

Income (loss) from continuing operations before taxes	$8.3	$(20.1)	$145.2
Interest expense	4.6	1.7	83.4
Interest income	(0.3)	(1.3)	(3.6)
Depreciation and amortization	5.7	3.4	125.0
Restructuring and other severance costs	—	—	2.3
Systems/organization establishment expenses	0.2	—	3.4
Acquisition and disposal costs	0.3	0.4	0.7
Inventory write-up charges	—	—	0.5
Loss on sale of assets and other	—	—	0.9
Foreign exchange gain, net	—	(12.7)	(14.3)
Other	—	0.9	0.8
Adjusted EBITDA from continuing operations	18.8	(27.7)	344.3
Discontinued operations - Pool and Spa Chemicals	—	—	2.4
Total Adjusted EBITDA	$18.8	$(27.7)	$346.7

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income Attributable to

Rockwood Holdings, Inc. to Adjusted EBITDA

($ in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income attributable to Rockwood Holdings, Inc.	$1.7	$78.0	$0.2	$105.7
Net (loss) income attributable to noncontrolling interest	(2.6)	—	(5.6)	0.6
Net (loss) income	(0.9)	78.0	(5.4)	106.3
Income tax provision (benefit)	10.6	20.6	(6.1)	40.3
Income from discontinued operations, net of tax	(1.1)	(2.4)	(3.4)	(1.4)
Income (loss) from continuing operations before taxes	8.6	96.2	(14.9)	145.2
Interest expense	28.9	9.7	78.6	83.4
Interest income	(0.4)	(1.4)	(0.8)	(3.6)
Depreciation and amortization	68.9	63.5	137.0	125.0
Restructuring and other severance costs	4.0	1.5	11.8	2.3
Systems/organization establishment expenses	1.0	2.2	3.1	3.4
Acquisition and disposal costs	—	0.7	—	0.7
Inventory write-up charges	—	0.1	—	0.5
Loss on early extinguishment of debt, net	27.9	—	25.7	—
Loss on sale of assets and other	—	0.8	0.1	0.9
Foreign exchange (gain) loss, net	(16.5)	0.8	(10.9)	(14.3)
Other	2.9	1.0	4.8	0.8
Adjusted EBITDA from continuing operations	125.3	175.1	234.5	344.3
Discontinued operations - Pool and Spa Chemicals	—	3.2	—	2.4
Total Adjusted EBITDA	$125.3	$178.3	$234.5	$346.7

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$0.6	$0.01	$75.6	$0.98

Adjustments to expenses from continuing operations:
Loss on early extinguishment of debt, net	21.2	0.29	—	—
Tax allocation from other comprehensive income	6.6	0.09	—	—
Restructuring and other severance costs	3.2	0.04	1.1	0.02
Systems/organization establishment expenses	0.8	0.01	1.9	0.02
Foreign exchange losses on financing activities	—	—	3.1	0.04
Loss on assset sales and other	—	—	0.6	0.01
Other	2.2	0.03	1.7	0.02
Subtotal	34.0	0.46	8.4	0.11

Adjustments to income from continuing operations:
Foreign exchange gains on financing activities	(12.7)	(0.17)	—	—
Mark-to-market swap gain	(11.7)	(0.16)	(34.1)	(0.44)
Impact of tax rate changes	(0.8)	(0.01)	—	—
Subtotal	(25.2)	(0.34)	(34.1)	(0.44)

Total adjustments	8.8	0.12	(25.7)	(0.33)

As adjusted	$9.4	$0.13	$49.9	$0.65

Weighted average number of diluted shares outstanding		74,347		77,019

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss)/Diluted Earnings (Loss) Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
	Net Loss from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$(3.2)	$(0.04)	$104.3	$1.36

Adjustments to expenses from continuing operations:
Loss on early extinguishment of debt, net	18.7	0.25	—	—
Restructuring and other severance costs	9.3	0.13	1.8	0.02
Systems/organization establishment expenses	2.2	0.02	2.9	0.04
Loss on asset sales and other	—	—	0.7	0.01
Other	3.7	0.05	1.9	0.02
Subtotal	33.9	0.45	7.3	0.09

Adjustments to income from continuing operations:
Foreign exchange gains on financing activities	(16.5)	(0.22)	(12.3)	(0.16)
Mark-to-market swap gain	(4.2)	(0.06)	(4.0)	(0.05)
Tax allocation from other comprehensive income	(1.6)	(0.02)	—	—
Impact of tax rate changes	(0.8)	(0.01)	—	—
Subtotal	(23.1)	(0.31)	(16.3)	(0.21)

Total adjustments	10.8	0.14	(9.0)	(0.12)

As adjusted	$7.6	$0.10	$95.3	$1.24

Weighted average number of diluted shares outstanding		74,261 (a)		76,870

(a) The effect of stock-based awards is excluded from as reported diluted EPS as it is anti-dilutive.  However, on an adjusted basis, these awards are dilutive; normalized diluted shares outstanding were 74,261 compared to as reported diluted shares outstanding of 74,073.